SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2003

ALLIED DEVICES CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-24012	13-3087510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Duffy Avenue Hicksville, NY 11801
(Address of principal executive offices)(zip code)

(516) 935-1300
(Registrant’s telephone number, including area code)

Item 3.                Bankruptcy or Receivership.

On February 19, 2003, Allied Devices Corporation (the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of New York (the “Bankruptcy Court”) (Case Nos. 0380962-511;  0380963-511; 0380964-511). The Company will continue to manage its properties and operate its businesses as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On February 19, 2003, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.               Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release dated February 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED DEVICES CORPORATION
(Registrant)

Date: February 20, 2003	By:	/s/ Mark Hopkinson
Mark Hopkinson
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number

Description

99.1	Press Release dated February 19, 2003.